Exhibit 5.1

September 25, 2015

Centrue Financial Corporation

122 West Madison Street

Ottawa, Illinois 61350

Re:	Centrue Financial Corporation
Registration Statement on Form S-1
CIK No. 0001019650

Ladies and Gentlemen:

We have acted as special counsel to Centrue Financial Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1(as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating the sale of up to 4,833,209 shares of Common Stock by certain selling stockholders identified in the Registration Statement (the “Selling Stockholder Outstanding Shares”).

We have examined the Registration Statement and the Restated Certificate of Incorporation of the Company (the “Certificate”), which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Selling Stockholders Outstanding Shares have been validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Howard & Howard Attorneys PLLC
Howard & Howard Attorneys PLLC